Exhibit 10.1

GOODRX HOLDINGS, INC. 2020 INCENTIVE AWARD PLAN
STOCK OPTION GRANT NOTICE
GoodRx Holdings, Inc., a Delaware corporation (the “Company”) has granted to the participant listed below (“Participant”) the stock option (the “Option”) described in this Stock Option Grant Notice
(the “Grant Notice”), subject to the terms and conditions of the GoodRx Holdings, Inc. 2020 Incentive
Award Plan (as amended from time to time, the “Plan”) and the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.
Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:	[To be specified]
Grant Date:	[To be specified]
Exercise Price per Share:	[To be specified]
Shares Subject to the Option:	[To be specified]
Final Expiration Date:	[To be specified]
Vesting Commencement Date:	[To be specified]
Vesting Schedule:	[To be specified]
Type of Option	[To be specified]

By accepting (whether in writing, electronically or otherwise) the Option, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement.  Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant
Notice and the Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant
Notice or the Agreement.

GOODRX HOLDINGS, INC.	PARTICIPANT
By:
Name:	[Participant Name]
Title:
Exhibit A
STOCK OPTION AGREEMENT
Capitalized terms not specifically defined in this Agreement have the meanings specified in the
Grant Notice or, if not defined in the Grant Notice, in the Plan.
ARTICLE I.
GENERAL
1.1Grant of Option.  The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).
1.2Incorporation of Terms of Plan.  The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
ARTICLE II.
PERIOD OF EXERCISABILITY
2.1Commencement of Exercisability.  The Option will vest and become exercisable according to the vesting schedule in the Grant Notice (the “Vesting Schedule”) except that any fraction of a Share as to which the Option would be vested or exercisable will be accumulated and will vest and become exercisable only when a whole Share has accumulated.  Notwithstanding anything in the Grant
Notice, the Plan or this Agreement to the contrary, unless the Administrator otherwise determines, the
Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of
Participant’s Termination of Service for any reason (after taking into consideration any accelerated vesting and exercisability which may occur in connection with such Termination of Service).
2.2Duration of Exercisability.  The Vesting Schedule is cumulative.  Any portion of the
Option which vests and becomes exercisable will remain vested and exercisable until the Option expires.
The Option will be forfeited immediately upon its expiration.
2.3Expiration of Option.  The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:
(a)The final expiration date in the Grant Notice; provided, however, such final expiration date may be extended pursuant to Section 5.3 of the Plan;
(b)Except as the Administrator may otherwise approve, the expiration of three months from the date of Participant’s Termination of Service, unless Participant’s Termination of Service is for Cause or by reason of Participant’s death or Disability;
(c)Except as the Administrator may otherwise approve, the expiration of one year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability; and
(d)Except as the Administrator may otherwise approve, Participant’s Termination of
Service for Cause.
ARTICLE III.
EXERCISE OF OPTION
3.1Person Eligible to Exercise.  During Participant’s lifetime, only Participant may exercise the Option.  After Participant’s death, any exercisable portion of the Option may, prior to the time the
Option expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.
3.2Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.
3.3Tax Withholding; Exercise Price.
(a)Subject to Section 3.3(b), payment of the exercise price and withholding tax obligations with respect to the Option shall be by any of the following, or a combination thereof, as determined by the Company in its sole discretion:
(i)Cash or check;
(ii)In whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their fair market value on the date of delivery;
(iii)Subject to Section 10.17 of the Plan, delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the applicable exercise price and/or tax withholding obligations.
(b)Unless the Company otherwise determines, the Company shall withhold, or cause to be withheld, Shares otherwise vesting or issuable under this Option in satisfaction of any exercise price and/or applicable withholding tax obligations.  In addition, in the event Participant is an officer for purposes of Section 16(b) of the Exchange Act when the Option is exercised, then the Company shall withhold, or cause to be withheld, Shares otherwise vesting or issuable under this Award in satisfaction of any applicable withholding tax obligations. With respect to tax withholding obligations, the number of
Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income.
(c)Participant acknowledges that Participant is ultimately liable and responsible for the exercise price and all taxes owed in connection with the Option (and, with respect to taxes, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Option).  Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares.  The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.
ARTICLE IV.
RESTRICTIVE COVENANTS
The following Article IV applies only to a Participant who is an Employee of GoodRx, Inc. and any parents, subsidiaries, and Affiliates and not to directors or other persons who are not employed by such entity. In consideration of Participant’s continued employment and other good and valuable consideration, including the equity being offered herein, which Participant acknowledges to be good and valuable consideration, the Company and Participant agree as follows:
4.1Definitions:
(a) Confidential Information is defined as set forth in Participant’s Proprietary
Information & Invention Assignment Agreement.
(b) Customer Information includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer.
(c) Restricted Period means Participant’s employment with the Company through one (1)
year immediately following the termination of Participant’s employment, regardless of the reason for the termination, whether voluntary or involuntary.
(d) Restricted Territory means any US state in which the Company is located or did business during the one-year prior to the end of Participant’s employment, or in which Participant performed substantial services or had substantial responsibility while employed by the Company.
4.2 Legitimate Business Interests. Participant understands and acknowledges that: (i) the nature of Participant’s position gives Participant access to and knowledge of Confidential Information and places Participant in a position of trust and confidence with the Company; (ii) Participant will obtain knowledge and skill relevant to the Company industry, methods of doing business, and marketing strategies by virtue of Participant’s employment; (iii)  the intellectual services Participant provides to the
Company are unique, special, or extraordinary; and (iv) the Company’s ability to reserve these for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure by the Participant is likely to result in unfair or unlawful competitive activity.
4.3Non-Competition Agreement.
(a)Restrictions. During the Restricted Period and in
the Restricted Territory, and subject to the limitations in subsection (b)
below, Participant agrees not to (1) contribute their knowledge, directly or indirectly, or provide services to an entity in competition with the
Company, including without limitation any entity engaged in the business of providing or promoting medication affordability solutions
(including solutions provided by pharmaceutical manufacturers), prescription discount cards, and telehealth services, or any business in which the Company has taken material steps towards engaging; (2)
provide services to a competitor that may require or inevitably require the use or disclosure of trade secrets, proprietary information, or other
Confidential Information, as defined in Participant’s Proprietary
Information and Invention Assignment Agreement (“PIIA”); or (3)
represent a customer, business partner, vendor, or supplier of the
Company on behalf of a that entity’s relationship with the Company.
(b)Limitations on Non-Competition Agreement.
The post-employment non-competition restriction in this section will not be enforced against any Participant in California, Minnesota, North
Dakota, or Oklahoma, or in any other location where prohibited by law;
it also shall not be enforced against any non-exempt Employee or against any exempt Employee earning less than $100,000 total compensation per year. It shall also only be enforced  to the extent permissible under the
ABA Model Rules of Professional Conduct’s provisions pertaining to the right to practice law and/or any applicable state counterpart. [See “State-
Specific Modifications” section below for additional restrictions.]
Further, nothing shall prohibit Participant from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation, provided that such ownership represents a passive investment and that Participant is not a controlling person of, or a member of a group that controls, such corporation. This paragraph also does not, in any way, restrict or impede Participant from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.
4.4 Non-Solicitation of Employees. Participant acknowledges that the Company has expended significant time and expense in recruiting and training its employees and that the loss of employees would cause significant and irreparable harm to the Company. If Participant is employed in a supervisory or managerial capacity with the Company, during the Restricted Period, they may not solicit, directly or indirectly, or on behalf of another person, any employees that they supervise, work with, or gain Confidential Information about (“Covered Employee”) to leave the employment of the Company or to accept employment or engagement as a contractor with any business enterprise with whom Participant is associated. For purposes of this provision, “solicit” includes any communication intended to influence or encourage another employee to leave the Company, including without limitation via referral, recommendation, or any job-related or social media platform, such as LinkedIn. The post-employment restriction in this section will not be enforced against any Participant in California or in any other location where prohibited by law. [See “State-Specific Modifications” section below for additional restrictions.]
4.3Non-Solicitation of Customers. Participant acknowledges that they have had and will continue to have access to the Company’s Customer Information and that: (i) the Company’s customer relationships are of great competitive value; (ii) the Company has invested substantial resources in developing and preserving its customer relationships and goodwill; and (iii) the loss of any such customer relationship or goodwill will cause significant and irreparable harm to the Company. Accordingly,
Participant agrees, during the Restricted Period, not to directly or indirectly solicit, contact, or attempt to solicit or contact, including, but not limited to, via email, telephone, or social media, including but not limited to LinkedIn, or meet with the Company’s current, former, or prospective customers for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company.
This restriction shall only apply to: (a) Customers or prospective customers the Participant solicited or worked with during the last 24 months of their employment; or (b) Customers about whom Participant has trade secret or confidential information.
4.4 Reasonableness of Covenants. Participant agrees that: (a) the restrictive covenants and other terms and conditions of this Agreement are reasonable and reasonably necessary to protect the legitimate business interests of the Company; (b) Participant will be reasonably able to earn a living without violating the terms of the restrictive covenants and will not be subject to undue hardship by fully complying with these restrictive covenants; and (c) Participant has been given five (5) business days to review and consider this Agreement before signing and has been advised of the right to consult with counsel.
4.5Remedies. In the event of a breach or threatened breach by Participant of any of the restrictive covenants herein, Participant agrees that money damages would not afford an adequate remedy and that the Company shall be entitled to seek a temporary or permanent injunction or other equitable relief from any court of competent jurisdiction, without the necessity of showing any actual damages.
Any equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available relief. If Participant violates any of the terms of the restrictive covenant obligations, the covenant at issue will begin to run from the first date on which the Participant ceases to be in violation of the obligation, for which the Restricted Period shall automatically be extended by the period the
Participant was in violation.
4.6Governing Law and Venue. The laws of the state where Participant primarily resided when last employed with the Company will control the interpretation and application of this Agreement
(the “Controlling State”) without regard to any conflicts of law principles of any other state to the contrary; provided, however, that if the Parties have entered into an arbitration agreement that includes claims arising from this Agreement, then the Federal Arbitration Act, U.S.C. § 1 et seq. shall control as to all arbitration rights. For purposes of any matter that can be litigated in a court of law in accordance with any arbitration agreement between the Parties, Participant consents to the personal jurisdiction of the courts of proper subject matter jurisdiction located in the Controlling State, and waives any objections to the exercise of jurisdiction over them by such courts (whether based on convenience, cost, location of witnesses or evidence, or otherwise). Participant understands that the Controlling State, and thus the controlling law and venue under this Agreement, will change if they move to a new state.
4.7Attorneys’ Fees. If Participant breaches any of the terms of the restrictive covenant obligations, to the extent authorized by state law, Participant will be responsible for payment of all reasonable attorneys’ fees and costs the Company incurred in the course of enforcing the terms of the covenant, including demonstrating the existence of a breach and any other contract enforcement efforts.
4.8Notice. If and when Participant’s employment with Company terminates, whether voluntarily or involuntarily, Participant agrees to provide to any subsequent employer a copy of this agreement. In addition, Participant authorizes the Company to provide a copy of this agreement to third parties, including but not limited to, Participant’s subsequent, anticipated, or possible future employer.
4.9Assignability. “Affiliate” refers to any legal entity or organization that is directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common ownership or control with GoodRx, Inc., or a successor thereof. The Restrictive Covenants herein shall automatically inure the benefit of, and may be enforced by, the Company and its Affiliates, and their successors, and assigns who have a protectable interest. If Participant’s employment is transferred from the undersigned
Company entity to an Affiliate, the Affiliate will assume the same position and rights as the original employer Company under this agreement without the need for any further agreement by Participant.
Participant agrees to the assignment of the Restrictive Covenants by Company and all rights and obligations hereunder, including, but not limited to, an assignment in connection with any merger, sale, transfer, or acquisition consummated by Company, its parent, or any of their Affiliates, or relating to all or part of their assets. Without the written consent of the Company, Participant will not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity.
4.10State-Specific Modifications. If Participant’s Controlling State is listed below then the
Restrictive Covenants in this section will be modified in accordance with the paragraph for Participant’s
Controlling State, provided, however, that it is intent of the Parties that the Restrictive Covenants shall only be construed and applied to the extent that such enforcement would not violate controlling law that governs the Parties’ relationship.
Alabama. The definition of Covered Employee shall only apply to Employees in a position uniquely essential to the management, organization, or service of the business.
California. The post-employment non-competition and employee non-solicitation restrictions herein shall not apply to Participant. Nothing in this Agreement will require Participant to adjudicate outside of California a claim arising in California or be applied so as to deprive Participant of the substantive protection of California law with respect to a controversy arising in California.
Colorado. The non-competition provision will only be applicable to exempt Employees earning at least $127,091 or who is considered otherwise “highly compensated” pursuant to applicable law.  The customer non-solicitation provision will only be enforced against exempt Employees earning at least
$77,000 or who otherwise meet the compensation threshold under applicable law. The non-competition provision of this agreement will become effective 14 days after signed by the Participant.
District of Columbia. The non-competition provisions applies to highly compensated Employees only, as defined by the Ban on Non-Compete Agreements Amendment Act of 2020, who spend or are expected to spend at least 50% of their work time in D.C. or work for a D.C. employer and spend substantial time in D.C. but do not spend more than 50% of their time in another jurisdiction. Participant has been advised of the following: “The District of Columbia Ban on Non-Compete Agreements
Amendment Act of 2020 limits the use of non-compete agreements. It allows employers to request non-
compete agreements from ‘highly compensated employees’ under certain conditions. For more information about the Ban on Non-Compete Agreements Amendment Act of 2020, contact the District of
Columbia Department of Employment Services (DOES).” Participant’s agreement to the non-competition provision will become effective fourteen (14) days after Participant signs this agreement.
Georgia. The employee non-solicitation restriction will only apply to those Covered Employees that reside or work within a 75-mile radius of the Company locations or offices that Participant works out of or report to in the two-year period preceding Participant’s last day of employment with the Company.
Idaho. The non-competition restrictions apply onto to “key employees” as defined under Idaho
Code 44-2702(1), meaning employees “who, by reason of the employer's investment of time, money, trust, exposure to the public, or exposure to technologies, intellectual property, business plans, business processes and methods of operation, customers, vendors or other business relationships during the course of employment, have gained a high level of inside knowledge, influence, credibility, notoriety, fame, reputation or public persona as a representative or spokesperson of the employer and, as a result, have the ability to harm or threaten an employer's legitimate business interests.”
Illinois. The employee non-solicitation provision does not apply to any Participant who earns less than $52,500 per year. Participant has been advised of their right to consult an attorney regarding the
Restrictive Covenants section of this agreement. Participant’s agreement to the non-competition provision will become effective fourteen (14) days after Participant signs this agreement.
Indiana. The definition of Covered Employee is modified to provide that the Covered Employee must also be an Employee who is entrusted with Confidential Information.
Maine. The non-competition provision herein will only be enforceable if necessary to protect a legitimate business interest, defined as a trade secret, Confidential Information, or good will. Further, it will not take effect until after one year of the Participant’s employment or a period of 6 months from the date this agreement was signed, whichever is later.
Massachusetts. Participant’s agreement to the non-competition provision will become effective ten (10) days after Participant signs this agreement, and it shall not be enforced against Participants terminated without cause or laid off. Participant has been advised of their right to consult an attorney before signing this agreement.
Missouri. The restriction on employee solicitation will not apply to an Employee who provides only secretarial or clerical services.
Oregon. The non-competition provision will only be enforced against exempt Employees earning more than $116,427 or such compensation threshold required by Or. Rev. Stat. § 653.295(1), and only if this Agreement is provided to Participant in connection with a written employment offer or a promotion.
Washington State. The non-competition provision shall only be enforced against exempt
Employees earning at least $123,000 or such compensation threshold required by applicable law, and it shall not be enforced against Employees terminated due to a layoff. The customer non-solicitation provision shall only be enforced as applied to current customers.
Wisconsin. The definition of Covered Employee is modified to provide that the Covered
Employee must also be an Employee who is entrusted with Confidential Information.
ARTICLE V.
OTHER PROVISIONS
5.1Adjustments.  Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
5.2Clawback.  The Option and the Shares issuable hereunder shall be subject to any clawback or recoupment policy in effect on the Grant Date or as may be adopted or maintained by the
Company following the Grant Date, including the Dodd-Frank Wall Street Reform and Consumer
Protection Act and any rules or regulations promulgated thereunder.
5.3Notices.  Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number.  Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if
Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files.  By a notice given pursuant to this
Section, either party may designate a different address for notices to be given to that party.  Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail
(return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
5.4Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
5.5Conformity to Securities Laws.  Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
5.6Successors and Assigns.  The Company may assign any of its rights under this
Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth in this Agreement or the
Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
5.7Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant
Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to
Rule 16b-3) that are requirements for the application of such exemptive rule.  To the extent Applicable
Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
5.8Entire Agreement.  The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
5.9Agreement Severable.  In the event that any provision of the Grant Notice or this
Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
5.10Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the
Company as to amounts payable and may not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.
5.11Not a Contract of Employment.  Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
5.12Counterparts.  The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
5.13Incentive Stock Options.  If the Option is designated as an Incentive Stock Option:
(a)Participant acknowledges that to the extent the aggregate fair market value of shares (determined as of the time the option with respect to the shares is granted) with respect to which stock options intended to qualify as “incentive stock options” under Section 422 of the Code, including the Option, are exercisable for the first time by Participant during any calendar year exceeds $100,000 or if for any other reason such stock options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such stock options (including the Option) will be treated as non-qualified stock options.  Participant further acknowledges that the rule set forth in the preceding sentence will be applied by taking the Option and other stock options into account in the order in which they were granted, as determined under Section 422(d) of the Code.  Participant also acknowledges that if the Option is exercised more than three months after Participant’s Termination of Service, other than by reason of death or disability, the Option will be taxed as a Non-Qualified Stock Option.
(b)Participant will give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or other transfer is made (i)
within two years from the Grant Date or (ii) within one year after the transfer of such Shares to
Participant.  Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.
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